EXHIBIT 99.1

PRESS RELEASE

FOR RELEASE: Wednesday, May 25, 2005

CHEMBIO DIAGNOSTICS, INC.’S REGISTRATION
STATEMENT BECOMES EFFECTIVE

MEDFORD, New York - (May 25, 2005) Chembio Diagnostics, Inc. (OTCBB:CEMI) announced today that its latest registration statement on Form SB-2 became effective with the Securities and Exchange Commission at 4:00 p.m. on May 23, 2005.

Lawrence Siebert, CEO of Chembio stated, “We are extremely pleased that our registration statement has become effective. I look forward to keeping our shareholders and the investment community apprised of our team’s efforts in building Chembio into a leading diagnostics company.”

ABOUT CHEMBIO

Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various infectious diseases, including HIV, Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. Chembio's telephone number is 631-924-1135. Email can be directed to info@chembio.com. Additional information can be found at www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
CEOcast, Inc. for Chembio Diagnostics:
Ed Lewis, 212-732-4300, ext. 225

Source: Chembio Diagnostics, Inc.